                                                                    EXHIBIT 99.2



PROXY                                DESOTO, INC.

The undersigned hereby appoints ANNE E. EISELE and IRVING KAGAN, and each of them, as Proxies with the power of substitution and revocation (to act by a majority present or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of stock of DeSoto, Inc. held of record by the undersigned on August 23, 1996, at the special meeting of stockholders to be held in New York, New York, on Friday, September 27, 1996, at 10:00 A.M., New York time, or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DESOTO, INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF JUNE 26, 1996 BETWEEN DESOTO, INC. AND KEYSTONE CONSOLIDATED INDUSTRIES, INC. (THE "REORGANIZATION AGREEMENT").

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.

 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

[                                                                              ]

              APPROVAL AND ADOPTION OF THE PLAN OF      FOR    AGAINST   ABSTAIN
              REORGANIZATION                            / /      / /       / /

              PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

              Dated:                                                      , 1996
                    ------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------
              Signature(s) of Stockholder(s)

              PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.